UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States 12 Month Oil Fund, LP

March 29, 2018

Dear United States 12 Month Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2017 financial statements for the United States 12 Month Oil Fund, LP (ticker symbol “USL”). We have mailed this statement to all investors in USL who held shares as of December 31, 2017 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Commodity Funds LLC (“USCF”) Privacy Policy applicable to USL. Additional information concerning USL’s 2017 results may be found by referring to USL’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCF’s website at www.uscfinvestments.com. You may also call USCF at 1-800-920-0259 to speak to a representative and request additional material, including a current USL Prospectus.

USCF is the general partner of USL. USCF is also the general partner or sponsor and operator of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Copper Index Fund	(ticker symbol: CPER)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Agriculture Index Fund	(ticker symbol: USAG)
United States Short Oil Fund, LP	(ticker symbol: DNO)	United States 3x Oil Fund	(ticker symbol: USOU)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)	United States 3x Short Oil Fund	(ticker symbol: USOD)

Information about these other funds is contained within the USL Annual Report as well as in the current USL Prospectus. Investors in USL who wish to receive additional information about these other funds may do so by going to the USCF website at www.uscfinvestments.com.

You may also call USCF at 1-800-920-0259 to request additional information.

Thank you for your continued interest in USL.

Regards,

/s/ John P. Love
John P. Love
President and Chief Executive Officer
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in USL or any other funds should be made only after reading such fund’s prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY

UNITED STATES COMMODITY FUNDS LLC

Introduction

This document sets forth the Privacy Policy, adopted on December 6, 2008, as amended from time to time and most recently amended on June 23, 2017 of (i) the United States Commodity Funds LLC (the “Company”) (ii) each of the statutory trust for which the Company serves as sponsor, the United States Commodity Index Funds Trust (the “Index Funds Trust”) and the USCF Funds Trust (together with the Index Funds Trust, the “Trusts”), and (iii) each of the funds for which the Company serves as the general partner or as sponsor as set forth in Appendix A, which may be amended from time to time (each a “Fund” and together, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission. This Privacy Policy covers the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

In the course of doing business with Fund shareholders, the Company and the Trusts may collect or have access to nonpublic personal information about Fund shareholders. Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

“Nonpublic personal information” is personally identifiable financial information about Fund shareholders. For example, it includes Fund shareholders’ social security numbers, account balances, bank account information and investors’ holdings and transactions in shares of the Funds.

The Company, the Trusts and the Funds may collect this information from the following sources:

•	Information about shareholder transactions with us and our service providers, or others;
•	Information we receive from consumer reporting agencies (including credit bureaus);
•	Information we may receive from shareholders.

Disclosure of Nonpublic Personal Information

The Company, the Trusts and the Funds does not sell or rent investor information of the Funds. The Company, the Trusts and the Funds only disclose nonpublic personal information collected about Fund investors as permitted by law. For example, the Company, the Trusts and the Funds may disclose nonpublic personal information about Fund investors:

•	To companies that act as service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals; maintain shareholder accounts, and in connection with the servicing or processing of transactions of the Trusts or the Funds.
•	To government entities, in response to subpoenas, court orders, judicial process or to comply with laws or regulations;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities, or to collect unpaid debts; and
•	When shareholders direct us to do so or consent to the disclosure, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the disclosure by the Company, the Trusts or the Funds of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company, the Trusts and the Funds holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential. In addition, access to nonpublic personal information about shareholders is limited to our employees and in some cases to third parties (for example, the service providers described above) as permitted by law.

The Company, the Trusts and the Funds maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company, the Trusts and the Funds share Fund investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The privacy policy of the Company, the Trusts and the Funds applies to both current and former Fund investors. The Company, the Trusts and the Funds will only disclose nonpublic personal information about a former investor to the same extent as for a current Fund investor.

Changes to Privacy Policy

The Company, the Trusts and the Funds may make changes to this privacy policy in the future. The Company, the Trusts and the Funds will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company, the Trusts and the Funds will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP

UNITED STATES NATURAL GAS FUND, LP

UNITED STATES 12 MONTH OIL FUND, LP

UNITED STATES GASOLINE FUND, LP

UNITED STATES DIESEL-HEATING OIL FUND, LP

UNITED STATES SHORT OIL FUND, LP

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

UNITED STATES BRENT OIL FUND, LP

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

UNITED STATES AGRICULTURE FUND

USCF CANADIAN CRUDE OIL INDEX FUND

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

AND

SPONSOR OF

REX S&P MLP FUND

REX S&P MLP INVERSE FUND

UNITED STATES 3X OIL FUND

UNITED STATES 3X SHORT OIL FUND

EACH A SERIES OF

USCF FUNDS TRUST

UNITED STATES COMMODITY FUNDS LLC
UNITED STATES COMMODITY FUNDS TRUST
USCF FUNDS TRUST
EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR

Privacy Notice

FACTS	WHAT DO UNITED STATES COMMODITY FUNDS LLC (THE “COMPANY”), THE UNITED STATES COMMODITY FUNDS TRUST AND THE USCF FUNDS TRUST (EACH A “TRUST” AND TOGETHER, THE “TRUSTS”) AND EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR (EACH A “FUND” AND TOGETHER, THE “FUNDS”) DO WITH PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number

• account balances

• account transactions

• transaction history

• wire transfer instructions

• checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Company and the Trusts choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Do we share?	Can you limit this sharing?

For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes - to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes - information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For non-affiliates to market to you	No	We don’t share
Questions? Call 1-510-522-9600 or go to www.uscfinvestments.com

UNITED STATES COMMODITY FUNDS LLC
UNITED STATES COMMODITY FUNDS TRUST
USCF FUNDS TRUST
EACH OF THE FUNDS FOR WHICH THE COMPANY
SERVES AS GENERAL PARTNER OR SPONSOR

Privacy Notice

What we do
How do the Company, the Trusts and the Funds protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How do the Company, the Trusts and the Funds collect my personal information?	We collect your personal information, for example, when you
■ open an account
■ provide account information
■ give us your contact information
■ make a wire transfer
■ tell us where to send the money
We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?	Federal law gives you the right to limit only

■ sharing for affiliates’ everyday business purposes - information about your creditworthiness
■ affiliates from using your information to market to you
■ sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and non-financial companies.

■ Our affiliates include companies which are subsidiaries of Wainwright Holdings, Inc., such as USCF Advisers LLC.

Non-affiliates	Companies not related by common ownership or control. They can be financial and non-financial companies.

■ The Company, the Trusts and the Funds do not share with non-affiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

■ The Company, the Trusts and the Funds do not conduct joint marketing.

UNITED STATES 12 MONTH OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2017, 2016 and 2015

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2017, 2016 and 2015 is accurate and complete.

By United States Commodity Funds LLC, as General Partner of United States 12 Month Oil Fund, LP

By:	/s/ John P. Love
John P. Love
President & Chief Executive Officer of United States Commodity Funds LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States 12 Month Oil Fund, LP

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying statements of financial condition of United States 12 Month Oil Fund, LP (the “Fund”) as of December 31, 2017 and 2016, including the schedule of investments as of December 31, 2017 and 2016, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2017, 2016 and 2015. We also have audited the Fund’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Oil Fund, LP as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended December 31, 2017, 2016 and 2015, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Fund maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017 based on criteria established in Internal Control — Integrated Framework (2013) issued by COSO.

Basis for Opinion

The Fund’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Fund’s financial statements and an opinion on the Fund’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

We have served as the Fund’s auditor since 2007.

Greenwood Village, Colorado
March 14, 2018

United States 12 Month Oil Fund, LP

Statements of Financial Condition

At December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents (at cost $83,241,625 and $117,373,323, respectively) (Notes 2 and 5)	$83,241,625	$117,373,323
Equity in trading accounts:
Cash and cash equivalents (at cost $4,988,459 and $6,997,275, respectively)	4,988,459	6,997,275
Unrealized gain (loss) on open commodity futures contracts	11,072,567	17,277,775
Dividends receivable	16,769	10,794
Interest receivable	2,694	—

Total assets	$99,322,114	$141,659,167

Liabilities and Partners’ Capital
Payable due to Broker	$7,565,281	$15,112,791
General Partner management fees payable (Note 3)	46,592	64,286
Professional fees payable	145,177	80,375
Brokerage commissions payable	7,362	7,362
Directors’ fees and insurance payable	1,014	1,439
License fees payable	2,786	5,106

Total liabilities	7,768,212	15,271,359

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	—	—
Limited Partners	91,553,902	126,387,808
Total Partners’ Capital	91,553,902	126,387,808

Total liabilities and partners’ capital	$99,322,114	$141,659,167

Limited Partners’ shares outstanding	4,350,000	6,200,000
Net asset value per share	$21.05	$20.39
Market value per share	$20.92	$20.40

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Schedule of Investments
At December 31, 2017

	Notional Amount	Number of Contracts	Value/ Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2018 contracts, expiring January 2018	$7,342,003	128	$391,757	0.43
NYMEX WTI Crude Oil Futures CL March 2018 contracts, expiring February 2018	6,996,738	128	739,582	0.81
NYMEX WTI Crude Oil Futures CL April 2018 contracts, expiring March 2018	7,029,919	129	761,681	0.83
NYMEX WTI Crude Oil Futures CL May 2018 contracts, expiring April 2018	6,794,910	128	919,650	1.00
NYMEX WTI Crude Oil Futures CL June 2018 contracts, expiring May 2018	6,303,144	129	1,444,596	1.58
NYMEX WTI Crude Oil Futures CL July 2018 contracts, expiring June 2018	6,265,669	128	1,383,611	1.51
NYMEX WTI Crude Oil Futures CL August 2018 contracts, expiring July 2018	6,164,549	129	1,500,631	1.64
NYMEX WTI Crude Oil Futures CL September 2018 contracts, expiring August 2018	6,396,250	128	1,164,710	1.27
NYMEX WTI Crude Oil Futures CL October 2018 contracts, expiring September 2018	6,563,654	129	1,011,226	1.10
NYMEX WTI Crude Oil Futures CL November 2018 contracts, expiring October 2018	6,435,609	128	1,037,031	1.13
NYMEX WTI Crude Oil Futures CL December 2018 contracts, expiring November 2018	7,100,971	129	390,059	0.43
NYMEX WTI Crude Oil Futures CL January 2019 contracts, expiring December 2018	7,063,967	128	328,033	0.36
Total Open Futures Contracts*	$80,457,383	1,541	$11,072,567	12.09

United States 12 Month Oil Fund, LP
Schedule of Investments (continued)
At December 31, 2017

			% of
	Principal	Market	Partners’
	Amount	Value	Capital
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
1.12%, 1/04/2018	$3,000,000	$2,999,721	3.28
1.11%, 1/11/2018	3,000,000	2,999,079	3.28
1.10%, 1/18/2018	3,000,000	2,998,456	3.27
1.12%, 1/25/2018	4,000,000	3,997,027	4.37
1.12%, 2/01/2018	3,000,000	2,997,120	3.27
1.13%, 2/08/2018	2,000,000	1,997,625	2.18
1.12%, 2/15/2018	3,000,000	2,995,837	3.27
1.10%, 2/22/2018	3,000,000	2,995,277	3.27
1.09%, 3/01/2018	3,000,000	2,994,665	3.27
1.14%, 3/08/2018	2,000,000	1,995,847	2.18
1.14%, 3/15/2018	2,000,000	1,995,417	2.18
1.16%, 3/22/2018	2,000,000	1,994,889	2.18
1.17%, 3/29/2018	2,000,000	1,994,393	2.18
1.19%, 4/05/2018	2,000,000	1,993,812	2.18
1.22%, 4/12/2018	2,000,000	1,993,182	2.18
1.23%, 4/19/2018	2,000,000	1,992,695	2.18
1.25%, 4/26/2018	2,000,000	1,992,078	2.18
1.27%, 5/03/2018	2,000,000	1,991,460	2.17
1.32%, 5/10/2018	2,000,000	1,990,612	2.17
1.37%, 5/17/2018	3,000,000	2,984,615	3.26
1.43%, 5/24/2018	2,000,000	1,988,759	2.17
1.43%, 5/31/2018	3,000,000	2,982,250	3.26
1.45%, 6/07/2018	3,000,000	2,981,160	3.26
1.46%, 6/14/2018	3,000,000	2,980,252	3.26
1.49%, 6/21/2018	3,000,000	2,978,910	3.25
1.50%, 6/28/2018	3,000,000	2,977,898	3.25
Total Treasury Obligations		66,783,036	72.95

United States - Money Market Funds

Fidelity Investments Money Market Funds - Government Portfolio	10,000,000	10,000,000	10.92
Goldman Sachs Financial Square Funds - Government Fund - Class FS	2,000,000	2,000,000	2.18
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	7,000,000	7,000,000	7.65
Total Money Market Funds		19,000,000	20.75
Total Cash Equivalents		$85,783,036	93.70

* Collateral amounted to $4,988,459 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Schedule of Investments
At December 31, 2016

	Notional Amount	Number of Contracts	Value/ Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2017 contracts, expiring January 2017	$7,985,714	187	$2,059,926	1.63
NYMEX WTI Crude Oil Futures CL March 2017 contracts, expiring February 2017	7,796,614	187	2,424,806	1.92
NYMEX WTI Crude Oil Futures CL April 2017 contracts, expiring March 2017	8,487,399	188	1,933,441	1.53
NYMEX WTI Crude Oil Futures CL May 2017 contracts, expiring April 2017	8,052,053	187	2,429,297	1.92
NYMEX WTI Crude Oil Futures CL June 2017 contracts, expiring May 2017	8,988,898	187	1,574,732	1.25
NYMEX WTI Crude Oil Futures CL July 2017 contracts, expiring June 2017	9,887,588	187	726,532	0.57
NYMEX WTI Crude Oil Futures CL August 2017 contracts, expiring July 2017	9,816,015	188	881,185	0.70
NYMEX WTI Crude Oil Futures CL September 2017 contracts, expiring August 2017	9,032,387	187	1,624,743	1.29
NYMEX WTI Crude Oil Futures CL October 2017 contracts, expiring September 2017	9,350,103	188	1,371,537	1.08
NYMEX WTI Crude Oil Futures CL November 2017 contracts, expiring October 2017	10,141,885	187	526,465	0.42
NYMEX WTI Crude Oil Futures CL December 2017 contracts, expiring November 2017	9,325,814	187	1,344,406	1.06
NYMEX WTI Crude Oil Futures CL January 2018 contracts, expiring December 2017	10,276,425	187	380,705	0.30
Total Open Futures Contracts*	$109,140,895	2,247	$17,277,775	13.67

United States 12 Month Oil Fund, LP
Schedule of Investments (continued)
At December 31, 2016

			% of
	Principal	Market	Partners’
	Amount	Value	Capital
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.34%, 1/05/2017	$3,000,000	$2,999,887	2.37
0.43%, 1/19/2017	1,000,000	999,787	0.79
0.36%, 1/26/2017	4,000,000	3,999,000	3.16
0.40%, 2/02/2017	3,000,000	2,998,933	2.37
0.42%, 2/09/2017	2,000,000	1,999,090	1.58
0.45%, 2/16/2017	3,000,000	2,998,275	2.37
0.45%, 2/23/2017	2,000,000	1,998,690	1.58
0.45%, 3/02/2017	2,000,000	1,998,500	1.58
0.47%, 3/09/2017	3,000,000	2,997,376	2.37
0.50%, 3/16/2017	3,000,000	2,996,901	2.37
0.45%, 3/23/2017	2,000,000	1,997,997	1.58
0.43%, 3/30/2017	3,000,000	2,996,847	2.37
0.46%, 4/06/2017	3,000,000	2,996,398	2.37
0.47%, 4/13/2017	3,000,000	2,996,005	2.37
0.46%, 4/20/2017	3,000,000	2,995,867	2.37
0.47%, 4/27/2017	3,000,000	2,995,505	2.37
0.49%, 5/04/2017	3,000,000	2,994,952	2.37
0.55%, 5/11/2017	2,000,000	1,996,064	1.58
0.60%, 5/18/2017	3,000,000	2,993,207	2.37
0.61%, 5/25/2017	3,000,000	2,992,710	2.37
0.60%, 6/01/2017	3,000,000	2,992,513	2.37
0.62%, 6/08/2017	4,000,000	3,989,203	3.16
0.65%, 6/15/2017	3,000,000	2,991,131	2.37
0.64%, 6/22/2017	3,000,000	2,990,827	2.37
0.60%, 6/29/2017	3,000,000	2,991,050	2.37
Total Treasury Obligations		69,896,715	55.30

United States - Money Market Funds
Fidelity Investments Money Market Funds (formerly Fidelity Institutional Money Market Funds) - Government Portfolio	18,000,000	18,000,000	14.24
Goldman Sachs Financial Square Funds - Government Fund - Class FS	10,000,000	10,000,000	7.91
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	7,000,000	7,000,000	5.54
Wells Fargo Advantage Government Money Market Fund - Class I	2,000,000	2,000,000	1.59
Total Money Market Funds		37,000,000	29.28
Total Cash Equivalents		$106,896,715	84.58

* Collateral amounted to $6,997,275 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Statements of Operations
For the years ended December 31, 2017, 2016 and 2015

	Year ended	Year ended	Year ended
	December 31, 2017	December 31, 2016	December 31, 2015
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed futures contracts	$7,967,768	$(7,435,894)	$(24,569,061)
Change in unrealized gain (loss) on open futures contracts	(6,205,208)	37,249,404	(2,875,569)
Dividend income	192,015	69,128	5,737
Interest income*	685,895	280,850	43,003
ETF transaction fees	11,200	15,750	16,450

Total income (loss)	2,651,670	30,179,238	(27,379,440)

Expenses
General Partner management fees (Note 3)	646,339	668,511	433,957
Professional fees	235,201	87,599	101,867
Brokerage commissions	17,897	22,207	19,025
Directors’ fees and insurance	14,120	10,843	9,808
License fees	16,158	16,713	10,849

Total expenses	929,715	805,873	575,506

Net income (loss)	$1,721,955	$29,373,365	$(27,954,946)
Net income (loss) per limited partnership share	$0.66	$3.39	$(9.59)
Net income (loss) per weighted average limited partnership share	$0.29	$4.69	$(8.87)
Weighted average limited partnership shares outstanding	5,871,781	6,263,251	3,151,781

* Interest income does not exceed paid in kind of 5%.

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2017, 2016 and 2015

	General Partner	Limited Partners	Total

Balances, at December 31, 2014	$—	$37,232,925	$37,232,925
Addition of 3,850,000 partnership shares	—	87,966,232	87,966,232
Redemption of 1,100,000 partnership shares	—	(26,710,614)	(26,710,614)
Net income (loss)	—	(27,954,946)	(27,954,946)

Balances, at December 31, 2015	—	70,533,597	70,533,597
Addition of 3,600,000 partnership shares	—	56,075,976	56,075,976
Redemption of 1,550,000 partnership shares	—	(29,595,130)	(29,595,130)
Net income (loss)	—	29,373,365	29,373,365

Balances, at December 31, 2016	—	126,387,808	126,387,808
Addition of 1,300,000 partnership shares	—	22,440,164	22,440,164
Redemption of 3,150,000 partnership shares	—	(58,996,025)	(58,996,025)
Net income (loss)	—	1,721,955	1,721,955

Balances, at December 31, 2017	$—	$91,553,902	$91,553,902

Net Asset Value Per Share:
At December 31, 2014			$26.59
At December 31, 2015			$17.00
At December 31, 2016			$20.39
At December 31, 2017			$21.05

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Statements of Cash Flows

For the years ended December 31, 2017, 2016 and 2015

	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015
Cash Flows from Operating Activities:
Net income (loss)	$1,721,955	$29,373,365	$(27,954,946)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in commodity futures trading account - cash and cash equivalents	2,008,816	22,323,683	(9,535,467)
Unrealized (gain) loss on open futures contracts	6,205,208	(37,249,404)	2,875,569
(Increase) decrease in dividends receivable	(5,975)	(10,590)	436
(Increase) decrease in interest receivable	(2,694)	—	—
(Increase) decrease in ETF transaction fees receivable	—	—	350
Increase (decrease) in payable due to Broker	(7,547,510)	15,112,791	—
Increase (decrease) in General Partner management fees payable	(17,694)	30,247	16,068
Increase (decrease) in professional fees payable	64,802	(73,070)	(76,611)
Increase (decrease) in brokerage commissions payable	—	2,200	3,150
Increase (decrease) in directors’ fees and insurance payable	(425)	697	726
Increase (decrease) in license fees payable	(2,320)	2,276	1,118
Net cash provided by (used in) operating activities	2,424,163	29,512,195	(34,669,607)

Cash Flows from Financing Activities:
Addition of partnership shares	22,440,164	56,075,976	89,295,970
Redemption of partnership shares	(58,996,025)	(29,595,130)	(26,710,614)
Net cash provided by (used in) financing activities	(36,555,861)	26,480,846	62,585,356

Net Increase (Decrease) in Cash and Cash Equivalents	(34,131,698)	55,993,041	27,915,749

Cash and Cash Equivalents, beginning of year	117,373,323	61,380,282	33,464,533
Cash and Cash Equivalents, end of year	$83,241,625	$117,373,323	$61,380,282

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Notes to Financial Statements

For the years ended December 31, 2017, 2016 and 2015

NOTE 1 — ORGANIZATION AND BUSINESS

The United States 12 Month Oil Fund, LP (“USL”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. USL is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USL’s shares traded on the American Stock Exchange (the “AMEX”). USL will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (the “LP Agreement”). The investment objective of USL is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of the 12 futures contracts for light, sweet crude oil traded on the New York Mercantile Exchange (the “NYMEX”) consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Oil Futures Contracts”), plus interest earned on USL’s collateral holdings less USL’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month will be equally weighted.

USL’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of light, sweet crude oil or any particular futures contract based on light, sweet crude oil, nor is USL’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day.

United States Commodity Funds LLC (“USCF”), the general partner of USL, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Oil Futures Contracts (as defined below) and Other Oil-Related Investments (as defined below). USL accomplishes its objective through investments in futures contracts for light, sweet crude oil and other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter (“OTC”) transactions that are based on the price of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”). As of December 31, 2017, USL held 1,541 Oil Futures Contracts for light, sweet crude oil traded on the NYMEX and did not hold any Oil Futures Contracts traded on the ICE Futures.

USL commenced investment operations on December 6, 2007 and has a fiscal year ending on December 31. USCF is responsible for the management of USL. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the AMEX under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the USCF Canadian Crude Oil Index Fund (“UCCO”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbols “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively. UCCO is currently in registration and has not commenced operations.

In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware statutory trust, and each of its series, the REX S&P MLP Fund (“RMLP”) and the REX S&P MLP Inverse Fund (“MLPD”), which are currently in registration and have not commenced operations (together, the “REX Funds”), and the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”), which commenced operations on July 20, 2017.

All funds listed previously, other than UCCO and the REX Funds, are referred to collectively herein as the “Related Public Funds.”

USL issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Participants pay USL a $350 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), prior to July 1, 2011, this fee was $1,000. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of USL but rather at market prices quoted on such exchange.

On December 4, 2007, USL initially registered 11,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On December 6, 2007, USL listed its shares on the AMEX under the ticker symbol “USL” and switched to trading on the NYSE Arca under the same ticker symbol on November 25, 2008. On that day, USL established its initial per share NAV by setting the price at $50.00 and issued 300,000 shares in exchange for $15,000,000. USL also commenced investment operations on December 6, 2007, by purchasing Oil Futures Contracts traded on the NYMEX based on light, sweet crude oil. As of December 31, 2017, USL had registered a total of 111,000,000 shares.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. USL is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. USL earns income on funds held at the custodian or futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USL is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, USL is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. USL files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. USL is not subject to income tax return examinations by major taxing authorities for years before 2014. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in USL recording a tax liability that reduces net assets. However, USL’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. USL recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2017.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USL receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in USL’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay USL a transaction fee of $350 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USL in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

USL’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. USL uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2017.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by USL. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of USL in accordance with the objectives and policies of USL. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USL. For these services, USL is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

USL pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2017, 2016 and 2015, USL did not incur registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

USL is responsible for paying its portion of the directors’ and officers’ liability insurance for USL and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of USL and the Related Public Funds. USL shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ended December 31, 2017 were $536,375 for USL and the Related Public Funds. USL’s portion of such fees and expenses for the year ended December 31, 2017 was $14,120. For the year ended December 31, 2016, these fees and expenses were $582,050 for USL and the Related Public Funds. USL’s portion of such fees and expenses for the year ended December 31, 2016 was $10,843. For the year ended December 31, 2015, these fees and expenses were $569,303 for USL and the Related Public Funds. USL’s portion of such fees and expenses for the year ended December 31, 2015 was $9,808.

Licensing Fees

As discussed in Note 4 below, USL entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, USL and the Related Public Funds, other than BNO, USCI, CPER, USAG, USOU and USOD, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2017, 2016 and 2015, USL incurred $16,158, $16,713 and $10,849, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USL’s audit expenses and tax accounting and reporting requirements are paid by USL. These costs were approximately $153,000 for the year ended December 31, 2017, approximately $85,000 for the year ended December 31, 2016 and approximately $100,000 for the year ended December 31, 2015. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees

In addition to the fees described above, USL pays all brokerage fees and other expenses in connection with the operation of USL, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

USL is party to a marketing agent agreement, dated as of November 13, 2007, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for USL as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on USL’s assets up to $3 billion and 0.04% on USL’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of USL’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

USL is also party to a custodian agreement, dated October 5, 2007, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of USL. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, USL is party to an administrative agency agreement, dated October 5, 2007, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USL. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USL and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On October 8, 2013, USL entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as USL’s FCM effective October 10, 2013. The agreement with RBC requires it to provide services to USL in connection with the purchase and sale of Oil Futures Contracts and Other Oil-Related Investments that may be purchased and sold by or through RBC Capital for USL’s account. In accordance with the agreement, RBC Capital charges USL commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Oil Futures Contracts and options on Oil Futures Contracts. Such fees include those incurred when purchasing Oil Futures Contracts and options on Oil Futures Contracts when USL issues shares as a result of a Creation Basket, as well as fees incurred when selling Oil Futures Contracts and options on Oil Futures Contracts when USL redeems shares as a result of a Redemption Basket. Such fees are also incurred when Oil Futures Contracts and options on Oil Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. USL also incurs commissions to brokers for the purchase and sale of Oil Futures Contracts, Other Oil-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015
Total commissions accrued to brokers	$17,897	$22,207	$19,025
Total commissions as annualized percentage of average total net assets	0.02%	0.02%	0.03%
Commissions accrued as a result of rebalancing	$13,735	$17,872	$11,997
Percentage of commissions accrued as a result of rebalancing	76.74%	80.48%	63.06%
Commissions accrued as a result of creation and redemption activity	$4,162	$4,335	$7,028
Percentage of commissions accrued as a result of creation and redemption activity	23.26%	19.52%	36.94%

The decrease in total commissions accrued to brokers for the year ended December 31, 2017, compared to the year ended December 31, 2016, was due primarily to a lower number of crude oil futures contracts being held and traded. The increase in total commissions accrued to brokers for the year ended December 31, 2016, compared to the year ended December 31, 2015, was due primarily to higher number of futures contracts being held and traded. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

NYMEX Licensing Agreement

USL and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby USL was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, USL and the Related Public Funds, other than BNO, USCI, CPER, USAG, USOU and USOD, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. USL expressly disclaims any association with the NYMEX or endorsement of USL by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USL may engage in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). USL is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USL may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USL has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of the futures contracts held by USL through December 31, 2017 were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if USL were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. USL has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, USL bears the risk of financial failure by the clearing broker.

USL’s cash and other property, such as Treasuries, deposited with an FCM are considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of USL’s assets posted with that FCM; however, the majority of USL’s assets are held in investments in Treasuries, cash and/or cash equivalents with USL’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of USL’s custodian, however, could result in a substantial loss of USL’s assets.

USCF invests a portion of USL’s cash in money market funds that seek to maintain a stable per share NAV. USL is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2017 and December 31, 2016, USL held investments in money market funds in the amounts of $19,000,000 and $37,000,000, respectively. USL also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada; London, United Kingdom; Grand Cayman, Cayman Islands; and Nassau, Bahamas; which are subject to U.S. regulation and regulatory oversight. As of December 31, 2017 and December 31, 2016, USL held cash deposits and investments in Treasuries in the amounts of $69,230,084 and $87,370,598, respectively, with the custodian and FCM. Some or all of these amounts may be subject to loss should USL’s custodian and/or FCM cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USL is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USL pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USL’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USL has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USL are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2017, 2016 and 2015 for the shareholders. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015
Per Share Operating Performance:
Net asset value, beginning of year	$20.39	$17.00	$26.59
Total income (loss)	0.82	3.52	(9.41)
Total expenses	(0.16)	(0.13)	(0.18)
Net increase (decrease) in net asset value	0.66	3.39	(9.59)
Net asset value, end of year	$21.05	$20.39	$17.00

Total Return	3.24%	19.94%	(36.07)%

Ratios to Average Net Assets
Total income (loss)	2.46%	27.09%	(37.86)%
Management fees	0.60%	0.60%	0.60%
Expenses excluding management fees	0.26%	0.12%	0.20%
Net income (loss)	1.60%	26.36%	(38.65)%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USL.

NOTE 7 — QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2017 and 2016.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2017	2017	2017	2017
Total Income (Loss)	$(10,890,297)	$(9,670,343)	$10,047,404	$13,164,906
Total Expenses	256,646	225,381	214,528	233,160
Net Income (Loss)	$(11,146,943)	$(9,895,724)	$9,832,876	$12,931,746
Net Income (Loss) per Share	$(1.87)	$(1.73)	$1.52	$2.74

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2016	2016	2016	2016
Total Income (Loss)	$1,522,157	$19,948,048	$(2,704,986)	$11,414,019
Total Expenses	168,348	208,254	206,706	222,565
Net Income (Loss)	$1,353,809	$19,739,794	$(2,911,692)	$11,191,454
Net Income (Loss) per Share	$(0.65)	$2.99	$(0.59)	$1.64

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

USL values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of USL (observable inputs) and (2) USL’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USL’s securities at December 31, 2017 using the fair value hierarchy:

At December 31, 2017	Total	Level I	Level II	Level III
Short-Term Investments	$85,783,036	$85,783,036	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	11,072,567	11,072,567	—	—

During the year ended December 31, 2017, there were no transfers between Level I and Level II.

The following table summarizes the valuation of USL’s securities at December 31, 2016 using the fair value hierarchy:

At December 31, 2016	Total	Level I	Level II	Level III
Short-Term Investments	$106,896,715	$106,896,715	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	17,277,775	17,277,775	—	—

During the year ended December 31, 2016, there were no transfers between Level I and Level II.

Effective January 1, 2009, USL adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

	Statements of Financial	Fair Value	Fair Value
Derivatives not Accounted for as Hedging Instruments	Condition Location	At December 31, 2017	At December 31, 2016
Futures - Commodity Contracts	Assets	$11,072,567	$17,277,775

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2017		For the year ended December 31, 2016		For the year ended December 31, 2015
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures –Commodity Contracts	Realized gain (loss) on closed positions	$7,967,768		$(7,435,894)		$(24,569,061)

	Change in unrealized gain (loss) on open positions		$(6,205,208)		$37,249,404		$(2,875,569)

NOTE 9 — RECENT ACCOUNTING PRONOUNCEMENTS

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2015-14, Revenue from Contracts with Customers, modifying ASU 2014-09. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14 is effective for fiscal years beginning on or after December 15, 2016, and interim periods within those annual periods. Early application is permitted. At this time, management does not believe there will be any impact to the Fund’s financial statements.

NOTE 10 — SUBSEQUENT EVENTS

USL has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.